Exhibit 21.1

SmartHeat Inc. and subsidiaries as of December 31, 2013

Subsidiary Name	Jurisdiction of Incorporation	Percentage Owned
Urumchi XinRui Technology Limited Liability Company

SmartHeat Heat Exchange Equipment Co., Ltd.

Heat HP Inc.(1)
*SmartHeat (China) Investment Co., Ltd.
*SmartHeat (Shanghai) Trading Co., Ltd.
*SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
*SmartHeat Deutschland GmbH
*Beijing SmartHeat Jinhui Energy Technology Co., Ltd

Heat PHE Inc.(2)
*SanDeKe Co., Ltd.
*SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.
*SmartHeat (Shenyang) Energy Equipment Co., Ltd.
*SmartHeat Siping Beifang Energy Technology Co., Ltd.
*Hohhot Ruicheng Technology Co., Ltd.

People’s Republic of China

People's Republic of China

Nevada, United States
People’s Republic of China
People’s Republic of China
People’s Republic of China
Germany
People’s Republic of China

Nevada, United States
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
27.6% 100% 100% 100% 100% 98.8%(3) 100% 52%(4) 100% 100% 60% 60% 60% 30.6%(5)
* Indicates subsidiary of a subsidiary.

(1)
On August 23, 2013, the Company formed two new wholly-owned subsidiaries in the state of Nevada, Heat HP and Heat PHE, in order to reorganize the Company’s ownership structure over its subsidiaries.Under the Assignment Agreement with Heat HP, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat HP the following subsidiaries of the Company:SmartHeat (China) Investment Co., Ltd;SmartHeat (Shenyang) Heat Pump Technology Co., Ltd; SmartHeat Deutschland GmbH; SmartHeat (Shanghai) Trading Co., Ltd; Beijing SmartHeat Jinhui Energy Technology Co., Ltd;

(2)
On August 23, 2013, the Company formed two new wholly-owned subsidiaries in the state of Nevada, Heat HP and Heat PHE, in order to reorganize the Company’s ownership structure over its subsidiaries.Under the Assignment Agreement with Heat PHE, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat PHE the following subsidiaries of the Company:SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd; SanDeKe Co., Ltd; SmartHeat (Shenyang) Energy Equipment Co., Ltd; SmartHeat Siping Beifang Energy Technology Co., Ltd; Hohhot Ruicheng Technology Co., Ltd.

(3)
We hold through 98.8% of the equity interest in SmartHeat Pump, with the remaining 1.2% of the equity interest held by Shenyang Economic and Technological Development Zone State-owned Assets Management Co., Ltd.

(4)	We control 52% of Jinhui pursuant to a joint venture agreement entered into with the minority owner, Beijing Jun Tai Heng Rui Investment Consultancy Co. Ltd.
(5)
We control 30.6% of Ruicheng pursuant to a joint venture agreement entered into with the minority owners, Hohhot Chengfa Heating Co. Ltd. and Beijing Taiyu Huineng Machinery and Electronic Equipment Co. Ltd. and the Chinese buying group.